UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JPMorgan Trust I

J.P. Morgan Exchange-Traded Fund Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Please Vote Your Proxy Today Special Joint Meeting to be held June 4, 2026 JPMorgan U.S. Research Enhanced Equity Fund JPMorgan U.S. Research Enhanced Large Cap ETF

You are receiving this letter regarding a current investment you hold in one or both JPMorgan U.S. Research Enhanced Equity Fund and JPMorgan U.S. Research Enhanced Large Cap ETF. The Special Joint Meeting of Shareholders is scheduled for June 4, 2026, to vote on a proposal to change the Fund’s classification from “diversified” to “non-diversified.”

This change would give the Fund’s managers more flexibility to invest in high-conviction positions, better aligning with its benchmark. If approved, the change will take effect after shareholder notice through updated disclosures.

EVERYTHING ELSE STAYS THE SAME

✓ Same investment strategy and objectives

✓ Same portfolio managers and advisory team

✓ All other fundamental investment policies will remain unchanged

After careful review, the Board of Trustees unanimously recommends you vote FOR.

VOTE NOW. IT TAKES LESS THAN 1 MINUTE.
VOTE NOW www.ProxyVote.com	SEE MATERIALS https://proxyvotinginfo.com/p/jpmorgan	PHONE Call toll-free: (888) 394-3290	MAIL Sign and return your proxy card in the enclosed postage-paid envelope
PLEASE VOTE BY JUNE 3, 2026

It is possible you have multiple accounts and voted only a portion of your accounts. Please vote all accounts. If you would like to vote by phone, call Sodali and all accounts will be voted at once and solicitation will cease.

If you have voted, thank you. If you have not, please vote today online, by phone, or by mail.

Thank you for your time and consideration.

Questions? Call Sodali & Co. at (888) 394-3290 Weekdays 10 a.m. to 11 p.m. ET

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